SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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HORIZON HEALTH CORPORATION

(Name of Registrant as Specified In Its Charter)

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HORIZON HEALTH CORPORATION

1500 Waters Ridge Drive

Lewisville, Texas 75057-6011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 20, 2006

To the Stockholders of

 Horizon Health Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Horizon Health Corporation (the “Company”) will be held at the Company’s James W. McAtee National Support Center located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011 on Friday, January 20, 2006 at 11:30 a.m. Central Time, for the following purposes:

1.	To elect seven directors to serve for the ensuing year; and

2.	To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

The close of business on December 1, 2005 has been fixed by the Board of Directors as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, during business hours, from January 6, 2006 to the date of the Annual Meeting at the Company’s James W. McAtee National Support Center located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that you ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish.

By Order of the Board of Directors,

KEN NEWMAN
Chairman and Chief Executive Officer

December 14, 2005

HORIZON HEALTH CORPORATION

PROXY STATEMENT FOR

2006 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 20, 2006

This proxy statement is furnished in connection with the solicitation of proxies on behalf of our Board of Directors for the Annual Meeting of Stockholders of Horizon Health Corporation to be held on Friday, January 20, 2006, at 11:30 a.m., Central Time, at the James W. McAtee National Support Center, 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011. This proxy statement and the accompanying proxy card are first being mailed on or about December 14, 2005 to our stockholders entitled to notice of and to vote at the Annual Meeting.

We have tried to make this proxy statement easy to read and understand. The Securities and Exchange Commission, or the SEC, recommends that companies use plain English in all communications with stockholders. We will refer to our company throughout this document as “we” or “us” or “Horizon Health.” We will also refer to our fiscal year ended August 31, 2005 as the “2005 fiscal year” or the “last fiscal year.”

GENERAL INFORMATION

What is the Purpose of the Annual Meeting?

The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders accompanying this proxy statement and include the election of seven directors to serve for a term until the next annual meeting of our stockholders when directors are elected.

Who is entitled to vote at the Annual Meeting and how many votes do they have?

Only holders of record of our common stock at the close of business on the record date, December 1, 2005, will be entitled to receive notice of and to vote at the Annual Meeting. There were 14,927,378 shares of our common stock outstanding on the record date that will be entitled to vote at the Annual Meeting.

How do I vote?

You may vote your shares in person at the Annual Meeting or by proxy by completing and returning the enclosed proxy card.

What is a proxy?

A proxy is a person you appoint to vote your shares on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your proxy so that your shares of our common stock may be voted. If you vote by proxy, you will be designating Ken Newman, our Chairman and Chief Executive Officer, and John E. Pitts, our Executive Vice President-Finance and Chief Financial Officer, as your proxies for the Annual Meeting. As your proxy, they may vote on your behalf and have the power to appoint a substitute person to act as your proxy.

How will my shares be voted if I vote by proxy?

Your proxy will be voted according to the instructions on your executed proxy card. If you complete your proxy card and do not provide other instructions, your shares will be voted “FOR” the individuals nominated to serve as members of our Board of Directors. If any other matter is properly presented at the Annual Meeting for action, your proxies are authorized to vote on your behalf using their discretion. At this time, we are not aware of any other matter that may come before the Annual Meeting.

Can I revoke my proxy?

You may revoke your proxy at any time before it is actually voted at the Annual Meeting by:

•	notifying our Corporate Secretary, David K. Meyercord, in writing that you are revoking your proxy;

•	executing and returning to Mr. Meyercord a new proxy card dated after the prior proxy card you submitted to us; or

•	attending the Annual Meeting and notifying Mr. Meyercord in writing that your proxy is withdrawn. Note that your attendance at the Annual Meeting will not, by itself, constitute revocation of your proxy.

What constitutes a quorum at the Annual Meeting?

The holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting must be present in person or represented by proxy at the Annual Meeting in order to have a quorum for the Annual Meeting. Abstentions, votes withheld and broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting. Broker non-votes occur when shares are held in “street name” by brokers who indicate that they do not have discretionary authority to vote the shares on a particular matter.

What vote is required to elect directors?

Directors will be elected at the Annual Meeting by a plurality of the votes of the shares that are present, either in person or represented by proxy, at the Annual Meeting and entitled to vote on the election of directors. This means that the seven nominees for director receiving the highest number of affirmative votes cast on the election of directors at the Annual Meeting will be elected as directors. Abstentions, votes withheld and broker non-votes will have no effect on the outcome of the election of directors.

What vote is required for other matters?

The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote will be required to approve any other matters to be acted upon at the Annual Meeting. Abstentions will not be voted and will therefore have the same effect as votes against any proposal requiring an affirmative majority vote. Broker non-votes will have no effect on the outcome of any matters to be acted upon at the Annual Meeting.

Who is soliciting my proxy for the Annual Meeting? Who will pay for the cost of soliciting proxies?

Our Board of Directors is soliciting your proxy for the Annual Meeting. We will pay all costs associated with soliciting proxies in the accompanying form. Our officers or employees may assist with the solicitation of proxies personally or by telephone but will not receive additional compensation for their assistance. We may also call upon our regularly retained investor communications firm, Corporate Communications, Inc., to solicit proxies by telephone or mail. In addition, we will reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.

How may I receive a copy of the Annual Report?

Our Annual Report to Stockholders, which contains our audited consolidated financial statements for the 2005 fiscal year, is being mailed to our stockholders of record as of December 1, 2005 with this proxy statement. The Annual Report does not form a part of the proxy solicitation materials.

If you are a record holder of our common stock as of the close of business on December 1, 2005, and you make a request in writing, we will provide to you, without charge, a copy of our Annual Report on Form 10-K for our fiscal year ended August 31, 2005 as filed with the SEC (excluding exhibits). Your written request should be directed to Horizon Health Corporation, 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011, Attention: Mr. John E. Pitts, Executive Vice President-Finance.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors shall set the number of directors constituting the Board from time to time by resolution. Currently, our Board of Directors consists of eight members. Seven directors will be elected at the Annual Meeting, and those seven directors will hold office until our next annual meeting of stockholders when their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. All of the nominees are currently serving as our directors with their terms as directors expiring at the Annual Meeting.

Donald E. Steen, who is currently serving on the Board of Directors, has advised us that he will retire from our Board of Directors at the end of his current term and as a result, he is not standing for re-election at the Annual Meeting. His term of office as a director will expire effective at the Annual Meeting. Mr. Steen has been a valuable member of our Board of Directors for over ten years. We gratefully acknowledge his many years of service and invaluable contributions to our success.

As a result of the retirement from the Board of Director of Mr. Steen, there will be one vacancy on the Board of Directors after the Annual Meeting. The Company intends to fill the vacancy but the Board of Directors is still in the process of determining a qualified individual.

The proxies solicited by this proxy statement cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. Our Board of Directors expects that all of the nominees will serve if elected, but if any of them become unavailable to serve at the time the election occurs, the persons named in the accompanying proxy card will vote for a substitute nominee, if one is designated by a majority of the independent directors serving on our Board.

Information Regarding Nominees

The following table contains information regarding the age, length of service and positions currently held with us for each director nominee.

Name	Age	Position	Director Since

Ken Newman	61	Chairman and Chief Executive Officer; Director	July 1989
George E. Bello	70	Director	April 1995
Michael R. Bowlin	63	Director	July 2004
James E. Buncher	69	Director	August 1997
Robert A. Lefton	49	Director	January 2003
William H. Longfield	67	Director	July 1995
C. Thomas Smith	67	Director	October 2005

Ken Newman has been our Chief Executive Officer since May 2003 and the Chairman of our Board of Directors since February 1992. Previously, Mr. Newman served as our President from May 2003 to April 2004, and from July 1989 to September 1997, and also previously served as our Chief Executive Officer from July 1989 to October 1998.

George E. Bello is the former President and Chief Executive Officer of Reliance Group Holdings, or RGH, having retired in October 2001. He remains on RGH’s Board of Directors and previously served as its Executive Vice President and Controller. RGH filed for relief under Chapter 11 of the United States Bankruptcy Code on June 11, 2001. Its reorganization case remains pending in the United States Bankruptcy Court for the Southern District of New York. Mr. Bello is a member of the Audit and Compliance Committee of our Board of Directors.

Michael R. Bowlin is retired from the Atlantic Richfield Company. He served as its Chief Executive Officer from 1994 to 2000, its Chairman of the Board from 1995 to 2000, and its President from 1993 to 1998. The Atlantic Richfield Company and its subsidiaries were engaged in the worldwide exploration, development, production, transportation and refining of petroleum and natural gas. The company merged with BP Amoco in 2000. Mr. Bowlin serves as a director of both FMC Technologies, Inc. and the Edwards Lifesciences Corporation. He is a member of the University of North Texas Foundation, the M.D. Anderson Cancer Center Board of Visitors, and the National Council of the House Ear Institute. Mr. Bowlin is a member of the Compensation Committee and the Nominating and Corporate Governance Committee of our Board of Directors.

James E. Buncher has been the Chief Executive Officer and a director of Safeguard Health Enterprises, Inc., a dental and vision benefits company, since March 2000. He has also served as its Chairman of the Board since May 2004 and, prior to that, was its President from March 2000 to April 2004. Mr. Buncher worked as a private investor from July 1998 to February 2000. He was the President and Chief Executive Officer of Community Dental Services, Inc., a corporation operating dental practices in California, from October 1997 until July 1998. Previously, Mr. Buncher also served as the President of the Health Plans Group of Value Health, Inc., a national specialty managed care company, from September 1995 to September 1997. Mr. Buncher is a member of the Audit and Compliance Committee of our Board of Directors.

Robert A. Lefton has been the President, Chief Executive Officer, and a director of Odyssey Healthcare, Inc., a hospice company, since October 2005. From January 2005 to October 2005, he was a Vice President of Select Medical Corporation. Prior to its acquisition by Select Medical Corporation, he was the President, Chief Executive Officer and a director of Semper Care, Inc., a long term acute care hospital development company from March 1999 until January 2005. Previously, Mr. Lefton had served as our Executive Vice President for Operations from November 1998 to March 1999. He also served as our President and Chief Operating Officer from September 1997 to October 1998, our Executive Vice President for Operations from September 1996 to August 1997, and a Senior Regional Vice President from March 1995 until September 1996. Mr. Lefton is a member of the Compensation Committee and the Audit and Compliance Committee of our Board of Directors.

William H. Longfield is the former Chairman and Chief Executive Officer of C.R. Bard, Inc., a multinational developer, manufacturer and marketer of health care products. He served in those positions from September 1995 until he retired in August 2003. Mr. Longfield serves on the board of directors of C.R. Bard, Inc., Manor Care, Inc., Appalera, Inc. and West Pharmaceutical Services, Inc. Mr. Longfield is a member of the Compensation Committee and the Nominating and Corporate Governance Committee of our Board of Directors.

C. Thomas Smith served as President and Chief Executive Officer of VHA Inc., a member-owned and member-driven healthcare cooperative, from October 1991 until his retirement in April 2003. He was a member of the VHA Board of Directors from 1987 to 2003. From 1977 to 1991, Mr. Smith served as President and Chief Executive Officer of Yale-New Haven Hospital and President and Chief Executive Officer of Yale-New Haven Health Services Corp. From 1971 to 1976, he was Vice President and Executive Director of Hospitals and Clinics and a member of the Board of Trustees of

Henry Ford Hospital in Detroit. Mr. Smith is a past Chairman of the American Hospital Association and the Council of Teaching Hospitals and a former member of the boards of the Association of American Medical Colleges, the International Hospital Federation, the Hospital Research and Educational Trust, the National Committee on Quality Healthcare, the Jackson Hole Group and Genentech, Inc. Mr. Smith was appointed to our Board of Directors in October 2005. He currently serves on the boards of directors of Kinetic Concepts, Inc., IPC—The Hospitalist Company, Neoforma and the Renal Care Group. Mr. Smith is a member of the Audit and Compliance Committee and the Nominating and Corporate Governance Committee of our Board of Directors.

Shares represented by the accompanying proxy card will be voted “FOR” the election of the nominees named above except to the extent authority to vote for one or more nominees is withheld. As indicated on the proxy card, you may:

•	vote for the entire slate of nominees;

•	withhold authority to vote for the entire slate of nominees; or

•	by writing the name of one or more nominees in the space provided on the proxy card, withhold authority to vote for such specified nominee or nominees.

Our Board of Directors unanimously recommends that you vote “FOR” the election of all of the nominees for directors.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to assist the Board in the exercise of its duties and to ensure effective management of our business and affairs for the long-term benefit of our stockholders. A copy of our Corporate Governance Guidelines is available on our website at www.horizonhealth.com in the “Investor Information” section.

Meetings of our Board of Directors

Our Board of Directors held seven meetings, and acted by unanimous written consent once, during the 2005 fiscal year. During the 2005 fiscal year, each current director (other than Mr. Smith, who did not become a director until after the end of the 2005 fiscal year) attended all meetings of our Board of Directors and of each committee of which the director was a member.

Our directors are expected to attend each annual meeting of our stockholders. All of our current directors attended our Annual Meeting in January 2005, with the exception of Mr. Smith who was not then serving on the Board of Directors.

Director Independence

Our Corporate Governance Guidelines and the corporate governance standards adopted by the NASDAQ National Market require that a majority of the members of our Board of Directors be “independent” as NASDAQ defines that term. Our Board of Directors has determined that Messrs. Bello, Bowlin, Buncher, Lefton, Longfield, Smith and Steen are independent under the criteria established by NASDAQ.

Committees of our Board of Directors

The standing committees of our Board of Directors are the Compensation Committee, the Audit and Compliance Committee and the Nominating and Corporate Governance Committee.

Compensation Committee

The Compensation Committee of our Board of Directors reviews and sets the salaries and annual incentive bonuses for our executive officers, which include our Chief Executive Officer and each of the officers directly reporting to our Chief Executive Officer. The Compensation Committee also administers our 2005 Omnibus Incentive Plan and is responsible for all grants of awards made under that plan to our eligible directors, officers, employees and consultants. The committee met four times, and acted by unanimous written consent once, during the 2005 fiscal year. The members of the committee during the 2005 fiscal year were Mr. Longfield, Chairman, Mr. Bowlin and Mr. Lefton, and they continue to serve in such capacities.

The report of the Compensation Committee can be found on page 18 of this proxy statement.

Audit and Compliance Committee

The Audit and Compliance Committee’s principal functions include:

•	selecting our independent auditors;

•	approving all services rendered by such auditors;

•	reviewing and consulting with our Board of Directors and management regarding the scope and results of the audit of our financial statements; and

•	reviewing and consulting with our Board of Directors and management regarding other auditing and accounting matters.

The Audit and Compliance Committee also oversees the implementation and operation of our Code of Conduct.

The Audit and Compliance Committee is comprised of independent directors, who are not employees of the company, and operates under a written charter adopted by our Board of Directors. During the 2005 fiscal year, the members of the committee were Mr. Bello, Chairman, Mr. Buncher and Mr. Steen, and they met seven times during the 2005 fiscal year. Currently, the committee is composed of Mr. Bello, Chairman, Mr. Buncher, Mr. Lefton and Mr. Smith.

The report of the Audit and Compliance Committee can be found on page 25 of this proxy statement.

Nominating and Corporate Governance Committee

Our Board of Directors recently expanded the scope of the Nominating Committee’s functions to include matters relating to corporate governance. The committee’s charter has been amended and restated to include corporate governance responsibilities in accordance with our Corporate Governance Guidelines, and the committee has been renamed the “Nominating and Corporate Governance Committee” effective July 2005. The charter of the Nominating and Corporate Governance Committee is available on our website at www.horizonhealth.com.

The Nominating and Corporate Governance Committee identifies and recommends for nomination by our Board of Directors candidates for election as our directors. In accordance with our Corporate Governance Guidelines, the committee will seek a diversity of skills and backgrounds among directors in recommending candidates for membership on our Board. In doing so, Nominating and Corporate Governance Committee takes into consideration each candidate’s business and professional experience and accomplishments, personal integrity, ability to understand our businesses, ability to make independent analytical inquiries and analyses, willingness to devote the necessary time to adequately perform board member responsibilities and availability to serve, whether any conflicts of interest exist and such other factors as the committee deems appropriate. The committee did not receive any director nominations from stockholders for the 2006 Annual Meeting.

Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as required by the NASDAQ listing standards. The committee met once in the 2005 fiscal year. From the beginning of the 2005 fiscal year until July 2005, the members of the committee were Messrs. Bello, Bowlin, Buncher, Longfield, Steen and Lefton. From July 2005 until October 2005, the members of the committee were Mr. Bowlin, Chairman, Mr. Longfield and Mr. Lefton. Since October 2005, the committee has consisted of Mr. Bowlin, Chairman, Mr. Longfield and Mr. Smith. The Nominating and Corporate Governance Committee’s charter is available on our website at www.horizonhealth.com.

The Nominating and Corporate Governance Committee will consider recommendations for nominees to our Board of Directors submitted by stockholders. To recommend a nominee for our annual meeting to be held in January 2007, a stockholder must deliver to our Corporate Secretary on or before September 1, 2006:

•	a written recommendation setting forth the name and address of the stockholder and the number of shares of our common stock beneficially owned by the stockholder;

•	the name and address of the candidate;

•	a description of the background of the candidate containing the information required to be included in a proxy statement under applicable SEC requirements if such candidate were nominated;

•	a description of any arrangements or understandings between the stockholder and the candidate pursuant to which the recommendation is being made by such stockholder;

•	a description of any affiliation between such candidate and the stockholder; and

•	a written statement signed by the candidate affirming a willingness to serve if elected.

Communicating with the Board of Directors

Stockholders may communicate with any and all members of our Board of Directors by sending a letter addressed to one or more directors by name (or to the Chairman of the Board for a communication addressed to the entire Board of Directors) at the following address:

Name of the Director(s)

c/o Corporate Secretary

Horizon Health Corporation

1500 Waters Ridge Drive

Lewisville, Texas 75057-6011

Communications from our stockholders to our entire Board of Directors or to one or more individual directors will be forwarded by our Corporate Secretary to either the Chairman of the Audit and Compliance Committee, if addressed to the Board of Directors, or the appropriate individual director to whom the communication was addressed, without opening, monitoring or otherwise editing the communication in any respect. Additionally, our stockholders may utilize the ACCess Hotline we have established for communications directly to the Audit and Compliance Committee. Information regarding the hotline may be found on our website www.horizonhealth.com under the heading “Code of Conduct.”

Code of Ethics

We have adopted a code of ethics, called our Code of Conduct, which is applicable to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of our Code of Conduct can be found on our website at www.horizonhealth.com. We intend to post on our website any future amendments to, as well as any waivers from, the Code of Conduct applicable to our principal executive officer, principal financial officer and principal accounting officer, to the extent permitted by the rules and regulations of the SEC and NASDAQ.

Stock Ownership Guidelines and Trading Policies for Executive Officers and Directors

We have adopted stock ownership guidelines for our directors, our executive officers and other officers of the company. We have also adopted a stock trading policy that applies to all of our directors, officers and employees. The stock trading policy is designed to prevent the trading of our common stock by any person who may be in possession of material non-public information. Copies of our stock ownership guidelines and our stock trading policy are available on our website at www.horizonhealth.com.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Executive Compensation Table

The following table sets forth the cash and other compensation we paid to our five most highly compensated executive officers, our named executive officers, for all services in all capacities during the years indicated.

	Annual Compensation			Long-Term Compensation Awards			All Other Compensation (4)
Name and Principal Position	Fiscal Year	Salary (1)	Bonus (1)	Deferred Bonus Awards (2)	Restricted Stock Awards (2)	Securities Underlying Options (3)
Ken Newman (5) Chairman and CEO	2005 2004 2003	$412,000 400,000 133,589	$513,193 400,000 133,333	$256,593 - -	$274,665 - -	- 300,000 200,000	$3,083 3,714 140,000

David K. White President and COO	2005 2004 2003	263,000 255,067 240,000	146,805 180,924 167,165	77,938 - -	83,598 - -	- 20,000 -	4,008 3,714 3,148

John E. Pitts (6) Executive Vice President, Finance and CFO	2005 2004 2003	186,766 137,018 130,000	111,733 34,253 22,750	55,833 - -	59,835 - -	30,000 10,000 -	3,289 2,849 2,551

Donald W. Thayer (7) Executive Vice-President, Acquisitions	2005 2004	232,000 213,173	138,793 105,938	69,393 -	74,286 -	- 20,000	3,083 -

David K. Meyercord (8) Executive Vice President, Administration, General Counsel and Secretary	2005 2004	220,000 37,160	131,614 50,000	65,714 -	70,539 -	- 40,000	848 -

(1)	Represents the amounts earned in the fiscal year indicated, irrespective of when the amounts were paid. The bonus amounts shown represent annual performance based incentive bonuses.
(2)	During our 2005 fiscal year, the Compensation Committee of our Board of Directors awarded certain of our executive officers the right to earn deferred incentive bonuses under our 2005 Omnibus Incentive Plan. Payment of the bonuses was made contingent upon the company meeting a certain performance target for fiscal 2005. On October 21, 2005, the Compensation Committee determined, after taking into account certain Board approved actions completed in fiscal 2005, that the 2005 performance target had been met and the deferred incentive bonuses were awarded. The bonuses are payable one-half in cash and one-half in restricted stock. The bonuses vest in four equal annual installments, with the first installment vesting on the date of grant, October 21, 2005. The vesting of the installments is contingent upon the continued employment of the individual by the Company. An aggregate of 21,036 shares of restricted stock was granted to the named executives in respect of the fiscal 2005 deferred incentive bonuses, of which an aggregate of 5,259 shares vested on October 21, 2005. Based on a value of $25.00 per share, which was the closing price of our common stock on NASDAQ on August 31, 2005, all of the shares of restricted stock granted in respect of the 2005 deferred incentive bonuses to the named executive officers have an aggregate value of $525,900. The value of each restricted stock award included in the table above was calculated based on a value of $26.76 per share, which was the closing price of the Company’s common stock on NASDAQ on October 21, 2005, the date the restricted stock was granted. Dividends are payable in respect of the restricted stock granted as part of the 2005 deferred incentive bonuses.

(3)	In fiscal 2005, we declared a two-for-one stock split, which was effected as a 100% stock dividend. As a result, all stock options outstanding on the effective date of the stock split, June 15, 2005, were adjusted, and the number of shares subject to each outstanding option was doubled. The numbers listed in the table above for securities underlying options in fiscal years 2003, 2004 and 2005 reflect the adjustment.
(4)	The amounts shown consist of the contributions made during the fiscal year to our 401(k) plan on behalf of the named executive officer with respect to the calendar year that ended during the respective fiscal year, with the exception of the other compensation for Mr. Newman, which is described below.
(5)	Mr. Newman resumed the position of our CEO in April 2003. Prior to May 1, 2003, Mr. Newman was paid for consulting services provided to us. In fiscal year 2003, Mr. Newman was paid a total of $140,000 for his consulting services which is included under “All Other Compensation” in this table. The salary information for 2003 for Mr. Newman reflected in this table reflects his salary after May 1, 2003, but does not include the consulting fees paid to Mr. Newman in fiscal year 2003 prior to May 1, 2003. In April 2005, Dr. White was appointed as our President. Mr. Newman continues to serve as our Chief Executive Officer as well as Chairman of our Board of Directors.
(6)	John E. Pitts, our Executive Vice President-Finance and Chief Financial Officer, was appointed to that position by our Board of Directors effective September 10, 2004. Immediately prior to his promotion, Mr. Pitts served as our Vice President of Finance.
(7)	Mr. Thayer was employed by us in September 2003 and previously had not been an employee of the company.
(8)	Mr. Meyercord was employed by us in July 2004 and previously had not been an employee of the company.

Stock Option Grants to Executives

The following table provides information regarding the grant of options to purchase shares of our common stock to our named executive officers in the 2005 fiscal year.

Option Grants in Fiscal Year Ended August 31, 2005

Individual Grants
Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price (2)	Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
					5%	10%
Ken Newman	-	-	-	-	-	-
David K. White	-	-	-	-	-	-
John E. Pitts	30,000	26.1%	$10.67	10/22/2014	$201,215	$509,918
Donald W. Thayer	-	-	-	-	-	-
David K. Meyercord	-	-	-	-	-	-

(1)

The options shown vest and are exercisable cumulatively in 20% annual installments commencing one year after the date of grant. Certain events may accelerate the exercisability of the options. Those include the commencement of a tender offer for our shares, the signing of an agreement for a merger or consolidation where we are not the surviving entity, the sale of all or substantially all of our assets, a change in any consecutive two-year period in the majority of the members of our board of directors serving on the board at the beginning of such period, as well as certain other extraordinary corporate events. The options are subject to early termination in the event of the termination of employment or cessation of service of the option holder with the company.

(2)	The exercise price per share of the options equaled the reported closing price of our common stock on the date of the option grant. Subject to the terms of the applicable option agreements, the exercise price may be paid in cash. Options may also be surrendered to pay required withholding taxes.
(3)	There is no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of our common stock does in fact appreciate over the option term, no value will be realized from the option grant.

Aggregate Option Exercises in Fiscal 2005 and Option Values at Fiscal Year-End

The following table provides certain information on options exercised by our named executive officers during the 2005 fiscal year, the number of shares covered by both exercisable and unexercisable stock options as of August 31, 2005, and the value of stock options outstanding as of August 31, 2005.

Individual Grants
Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ken Newman	60,000	$613,800	221,000	309,000	$3,739,500	$4,288,500
David K. White	-	-	72,520	44,860	1,365,066	$802,623
John E. Pitts	-	-	14,600	44,400	282,621	$679,760
Donald W. Thayer	-	-	4,000	16,000	58,000	$232,000
David K. Meyercord	-	-	8,000	32,000	109,200	$436,800

(1)	The value of unexercised in-the-money options at year-end was calculated based on a price of $25.00 per share, which was the closing price of our common stock on NASDAQ on August 31, 2005, less the applicable exercise price.

2005 Omnibus Incentive Plan

At our 2005 Annual Meeting, our stockholders approved our 2005 Omnibus Incentive Plan. The purpose of the 2005 Omnibus Incentive Plan is to provide a means by which our employees, directors, and third-party service providers may develop a sense of proprietorship and personal involvement in our development and financial success and to encourage them to devote their best efforts to our business, thereby advancing the interests of the company and our stockholders.

The 2005 Omnibus Incentive Plan provides for the grant of various stock-based awards to our employees and directors, and the employees of our subsidiaries, including both nonqualified and incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other cash- and stock-based awards. The plan is administered by the Compensation Committee of our Board of Directors, which has the discretionary power to determine the eligibility for, and the terms and conditions of, awards made under the plan.

During fiscal year 2005, the Compensation Committee of our Board of Directors awarded certain of our executive officers the right to earn deferred incentive bonuses under our 2005 Omnibus Incentive Plan based on company performance in fiscal 2005. The committee made the grant of these bonuses contingent upon the approval of the 2005 Omnibus Plan by our stockholders, which occurred at our Annual Meeting in January 2005. Following the end of our 2005 fiscal year, the committee, after taking into account certain Board approved actions completed in fiscal 2005, determined that the 2005 fiscal year performance target had been met, and the bonuses were awarded. The bonuses are payable one-half in cash and one-half in restricted stock. The bonuses vest in four equal annual installments, with the first installment vesting on the date of grant.

Other Executive Compensation Arrangements

Executive Retention Agreement

Effective May 1, 2003, we entered into an Executive Retention Agreement with Ken Newman. Pursuant to the Executive Retention Agreement, Mr. Newman agreed to serve as our Chairman and Chief Executive Officer for an initial term of five years and to serve as a consultant after his retirement. The Executive Retention Agreement is subject to automatic renewal so that it maintains a three-year term at all times, but in no event shall the term extend beyond August 31, 2013. Our Board of Directors may elect to terminate the automatic renewal provision at any time. All stock options granted to Mr. Newman prior to the date of the Executive Retention Agreement remained outstanding and did not change in any respect as a result of him becoming our Chairman and Chief Executive Officer.

The Executive Retention Agreement provides for an initial annual base salary of $400,000 for Mr. Newman’s services, subject to increase by the Compensation Committee of our Board of Directors in its sole discretion. Following his retirement, Mr. Newman’s fee for his consulting services will be 75% of his annual base salary in effect at the time of his retirement. The agreement also requires the Compensation Committee to establish an annual performance bonus plan for Mr. Newman during the term of his employment. Under that plan, Mr. Newman is to have the ability to earn a performance bonus in an amount not less than 100% of his then-current annual base salary. After retirement, Mr. Newman will not be entitled to any bonuses except for those earned up to the date of his retirement.

The Executive Retention Agreement provides for a severance payment to Mr. Newman if any of the following occur during the term of his employment:

•	he is terminated without cause or he resigns with cause as a result of a material diminution in his authority and responsibilities; or

•	we breach any material provision of the agreement or fail to perform our obligations under the agreement.

The amount of the potential severance payment is equal to the sum of the full amount of Mr. Newman’s annual base salary that would have been payable to him over the portion of the employment term remaining after the date of his termination or resignation, plus the full amount of the consulting fees that would have been payable over the initial two-year term of consulting services if Mr. Newman had provided them. The severance payment is payable in equal consecutive monthly installments beginning on the first day of the month after the date of his termination or resignation and continues for the unexpired term of the Executive Retention Agreement.

The Executive Retention Agreement also contains certain confidentiality and non-competition provisions. The non-competition agreement stays in place after termination so long as Mr. Newman receives severance payments under the agreement, which will be for the remaining term of the agreement in the event of termination under any of the conditions listed above. Mr. Newman may limit the term of the non-competition agreement to twenty-four months by electing to forego any additional severance payments after such period. In the event Mr. Newman voluntarily terminates his consulting services, no severance payments are payable but he will be subject to the non-competition agreement for twenty-four months after the date of termination.

Severance Agreement

Effective July 1, 2004, we entered into an Executive Agreement (Severance/Non-Competition) with David K. Meyercord. The Executive Agreement provides for a severance payment to Mr. Meyercord if any of the following occur during the term of his employment:

•	he is terminated without cause;

•	we breach any material provision of the agreement or fail to perform our obligations under the agreement;

•	he resigns with cause as a result of a material diminution in his authority and responsibilities following a change in control of the company; or

•	he resigns following a change in control after being required to work at an office location outside the Dallas/Fort Worth metropolitan area.

The amount of the potential severance payment is equal to the sum of the full amount of Mr. Meyercord’s then-current annual base salary, plus 50% of the maximum annual cash bonus that Mr. Meyercord would have been eligible to receive with respect to the fiscal year in which his employment ends. The severance payment is payable in twelve equal consecutive monthly installments beginning on the first regular payroll date of the month after the date of termination of employment.

The Executive Agreement also contains certain confidentiality and non-competition provisions. The non-competition agreement stays in place for one year after Mr. Meyercord’s termination or resignation.

Director Compensation

2005 Omnibus Incentive Plan

No awards were granted to our directors under our 2005 Omnibus Incentive Plan during the 2005 fiscal year.

1995 Director Stock Option Plan

Upon the approval of our 2005 Omnibus Incentive Plan at our 2005 Annual Meeting, all of our stock option plans in effect at that time, including our 1995 Stock Option Plan for Eligible Outside Directors, were terminated, and no further stock options may be granted under those plans. However, the terms of those plans continue to govern options that were outstanding at the time of termination of those plans. In addition, prior to the approval of the 2005 Omnibus Incentive Plan, our Board of Directors approved grants of stock options under the 1995 Director Plan to each of our non-employee directors who were subject to reelection at our 2005 Annual Meeting. As a result, Messrs. Bello,

Bowlin, Buncher, Lefton, Longfield and Steen each received options to purchase 4,500 shares of our common stock under the 1995 Director Plan which were contingent upon their re-election at the 2005 Annual Meeting. Each director had the election to reduce his grant amount by 50% of the shares of our common stock that would otherwise be subject to the subsequent grant and, in lieu thereof, receive a fee of $2,500 for each of the next four meetings of the Board of Directors actually attended by such director within the period from the annual meeting at which the director is re-elected (including the Board meeting immediately following such annual meeting) to the next annual meeting of our stockholders. None of our directors exercised this election.

The grants made under the 1995 Director Plan vest in five equal annual installments beginning on January 1, 2005, contingent upon continued service as a director. The options terminate on the date any option holder ceases to be a director for any reason other than the option holder’s death (in the event of death, stock options vested at the date of death are exercisable for one year thereafter).

Non-Employee Directors

In July 2005, our Board of Directors approved the payment to our non-employee directors of an annual retainer and a fee for each regular meeting attended. Each member of our Board of Directors who is not an employee of the company will receive an annual retainer of $10,000 payable upon his or her election or reelection, as the case may be, at each annual meeting of our stockholders. In addition, each non-employee director receives a fee of $2,500 for each regular meeting of our Board of Directors such director attended.

A non-employee director receives a grant of stock options for 15,000 shares upon his or her initial election to the Board. Those stock options vest in five installments with the first installment vesting on the date of grant and the other four installments vesting annually thereafter. Each non-employee director already serving on our Board of Directors receives a grant of 1,500 shares of restricted stock upon his or her reelection to the Board. The restricted stock will vest in equal installments at each of the five annual meetings of stockholders following the director’s election or reelection, as the case may be. Any unexercised stock options terminate and unvested shares of restricted stock are forfeited in the event the director ceases to be a director of the company for any reason other than death or disability. If there is a change in control of the company, all unvested awards vest automatically.

Compensation Committee

No fees were paid to members of the Compensation Committee of our Board of Directors during our 2005 fiscal year. At its July 21, 2005 meeting, our Board of Directors approved the payment of fees to members of the committee for attendance at the meetings of that committee. Beginning with the committee meeting held on October 21, 2005, and for each subsequent meeting of the committee, the Chairman receives a fee of $2,000 per meeting, and each other member receives a fee of $1,000 per meeting attended.

Audit and Compliance Committee Compensation

Each member of the Audit and Compliance Committee of our Board of Directors received a fee for each meeting of the committee that the member attended during our 2005 fiscal year. The Chairman of the committee received a fee of $3,000 per meeting ($1,500 if attendance was by telephone), and each other member received a fee of $2,000 per meeting ($1,000 if attendance was by telephone). At its July 21, 2005 meeting, our Board of Directors raised the fees payable to members of the Audit and Compliance Committee for meeting attendance. Beginning with the committee meeting held on October 21, 2005, and for each subsequent meeting of the committee, the Chairman receives a fee of $5,000 per meeting, and each other committee member receives a fee of $2,000 per meeting attended regardless of whether attendance was in person or by telephone.

Nominating and Corporate Governance Committee Compensation

At its July 21, 2005 meeting, our Board of Directors approved the payment of fees to members of the Nominating and Corporate Governance Committee for attendance at committee meetings. Beginning with the committee meeting held on October 21, 2005, and for each subsequent meeting of the committee, the Chairman of the committee receives a fee of $2,000 per meeting and each other member receives a fee of $1,000 per meeting. Prior to October 2005, no compensation was paid to members of the committee for meeting attendance.

Other Director Compensation

Our directors did not receive any other compensation for service on the Board of Directors or any committee thereof in fiscal 2005, except as described above. Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of three directors who are not employees or officers of the company or any of our subsidiaries. The members of the committee during the 2005 fiscal year were Mr. Longfield, who was the Chairman, Mr. Bowlin and Mr. Lefton. Each member of the committee satisfied the standards for independence set forth in the NASDAQ listing standards.

During the last fiscal year, none of our executive officers served as a director or member of the compensation committee (or other committee serving a similar function) of any other entity whose executive officers either served as a members of our Compensation Committee or our Board of Directors.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

General

The purpose of the Compensation Committee of our Board of Directors is to oversee all matters relating to the compensation of our officers. The Committee has established an executive compensation program for our officers, including our executive officers, that is designed to meet the following objectives:

•	motivate our officers in achieving long-term value for our stockholders and our other business objectives;

•	attract and retain highly qualified individuals;

•	recognize individual, business unit and overall performance and behavior consistent with our company values; and

•	encourage stock ownership by our officers in order to align their financial interests with the long-term interests of our stockholders.

The major elements of our executive compensation program are annual cash and long-term incentive compensation. Annual cash compensation is composed of base salary and annual, performance-based cash bonuses. Long-term incentive compensation consists of stock-based awards such as stock options, restricted stock and stock appreciation rights.

The Compensation Committee considers all elements of our compensation program for a given year with respect to each of our officers, including their base salary, annual cash bonuses and stock-based awards for such year. It uses market surveys and analyses prepared by outside consulting firms retained by the committee to stay informed of developments in the design of compensation packages generally and to benchmark our officer compensation program against those companies with whom we compete for executive talent in order to ensure our compensation program is in line with current marketplace standards.

Internal fairness of compensation within the company is also an important element of our compensation philosophy. As such, the committee evaluates individual executive compensation through the use of compensation comparisons with our other officers who have similar levels of responsibility. The committee also considers the tax and accounting consequences of various compensation arrangements in establishing an appropriate compensation program for our officers.

Base Salary

The Compensation Committee annually reviews the base salaries of our Chief Executive Officer and the other executive officers directly reporting to the Chief Executive Officer, considering factors such as individual and corporate performance, and individual experience, expertise and years of service.

In determining the Chief Executive Officer’s overall compensation, as well as the compensation of our other executive officers, the committee also reviews compensation levels at other companies including selected peer companies. Those other companies are not necessarily the same as the companies contained in the peer group index reflected in the Stock Performance Graph section of this proxy statement because we believe that we compete for executive talent with other companies in addition to those in our peer group. The committee does not attempt to set base salaries at any particular level based on those reviews, but rather uses the reviews to obtain a general overview of compensation levels.

No particular weight is given to any of the foregoing factors, and the committee’s decisions to make adjustments in base salaries are primarily subjective. In our 2005 fiscal year, adjustments were made to the base salaries of senior executives primarily on the basis of job performance and job responsibilities. In August 2005, the base salary of each of our executive officers was reviewed and adjustments were approved for the executive officers including our Chief Executive Officer, Mr. Newman, effective at the beginning of the 2006 fiscal year.

Annual Cash Bonuses

The Compensation Committee may periodically award cash incentive awards to an officer as deemed appropriate to achieve the varying objectives of our compensation program described above, such as recognizing individual performance, as well as other considerations. For the 2005 fiscal year, the Compensation Committee authorized annual cash bonuses, to be earned based upon satisfaction of certain performance targets. The maximum bonus potential for Mr. Newman was set at up to 150% of his annual base salary, and the maximum bonus potential for our executive officers directly reporting to Mr. Newman was set at up to 70% of their respective base salaries. For our President, David K. White, the performance target was based on operating margins. For all other executive officers, including Mr. Newman, the performance target was based on company earnings per share.

Long-Term Stock-Based Incentives

The Compensation Committee is authorized to grant stock-based awards, to our key employees, including our executive officers. These awards are intended to give our employees the long-term incentive to increase stockholder value by improving corporate performance and profitability. Stock-based awards provide an incentive that focuses our executives on managing the company from the perspective of an owner with an equity stake in the business. These awards also help ensure that operating decisions are based on long-term results that benefit the company and ultimately our stockholders. Currently, stock-based awards to employees are not necessarily granted annually, but are granted from time to time at the discretion of the Compensation Committee. While no specific formula is used to determine awards made to any particular employee, awards are generally based on an evaluation of non-objective factors, such as the employee’s past contribution toward company performance and expected contribution to meeting our long-term strategic goals.

Prior to the approval of our 2005 Omnibus Incentive Plan at our 2005 Annual Meeting, stock-based awards consisted of grants of incentive and non-qualified stock options under our then-existing stock option plans. In early fiscal 2005, the committee made one grant of stock options under one of those plans, our 1998 Stock Option Plan, to John E. Pitts, our Executive Vice President – Finance, upon his promotion to Chief Financial Officer of the Company. The 1998 Plan and all our existing stock option plans were terminated effective upon the approval of our 2005 Omnibus Incentive Plan by our stockholders at our 2005 Annual Meeting. All outstanding awards granted under the prior plans remain in effect and exercisable in accordance with their terms notwithstanding the termination of those plans, but no further stock options may be granted under those plans.

Under our 2005 Omnibus Incentive Plan, the Compensation Committee is authorized to grant other stock-based awards in addition to incentive and non-qualified stock options, including restricted stock and stock appreciation rights. In our 2005 fiscal year, the committee granted our Chief Executive Officer and our other executive officers the right to earn deferred incentive bonuses under the Plan. The committee based the awards on the achievement of the same earnings per share performance target as the committee established for the fiscal 2005 annual cash bonuses to our executive officers. As with the annual cash bonuses, the potential awards under the 2005 deferred incentive bonuses were set at up to a maximum bonus in an amount equal to 150% of annual base salary for Mr. Newman and up to a maximum 70% of annual base salary for each of our other executive officers. The deferred incentive bonuses were payable one-half in cash and one-half in restricted stock vesting in four equal annual installments.

Compensation Review

During our 2005 fiscal year, the Compensation Committee engaged Mercer Human Resources Consulting to perform a review of our executive compensation. Mercer’s report included a comparison of our executive compensation policy with its three elements to the compensation policy elements of executives at other health care companies and other public companies. The committee considered Mercer’s report in making its decisions with respect to the executive compensation decisions and policies for the 2006 fiscal year.

Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code imposes a $1,000,000 limit on the amount of certain compensation to each of our Chief Executive Officer and our four other most highly compensated executive officers that we may deduct for Federal income tax purposes in a fiscal year. The compensation level of each of our executive officers in our 2005 fiscal year were below this limit. Our policy is generally to design our compensation plans and programs for full deductibility. The Compensation Committee attempts to balance this policy with compensation programs designed to motivate management to maximize shareholder value. The committee reserves the right to use its judgment to authorize compensation payments that may be subject to the Section 162(m) limit when it believes such payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance of our employees.

By the Compensation Committee of the Board of Directors,

            William H. Longfield, Chairman

            Michael R. Bowlin

            Robert A. Lefton

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on our common stock with (i) the Total Return Index for The NASDAQ National Market (U.S. Companies), and the cumulative total stockholder return for a peer group we selected and utilized last year for such comparison. The graph is for the period from August 31, 2000 through August 31, 2005. The comparison below assumes $100 was invested on August 31, 2000 in each of (i) our common stock, (ii) shares in the NASDAQ index mentioned above, and (iii) the common stock of the peer group, and assumes reinvestment of all dividends.

Our peer group consists of the following publicly-traded companies in the health care industry: Comprehensive Care Corp., Psychiatric Solutions, Inc., Rehabcare Group, Inc. and Universal Health Services, Inc. Neither we nor any companies in the peer group, except Universal Health Services, Inc., paid any cash dividends during the five-year period.

	2000	2001	2002	2003	2004	2005
Horizon Health Corporation	100	304	343	436	487	1159
Nasdaq Stock Market (U.S.)	100	43	32	44	45	52
Peer Group	100	128	113	119	118	145

*	The Performance Graph and table above are purely historical information and should not be relied upon as being indicative of future performance.

STOCK OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS

AND 5% BENEFICIAL OWNERS

The table below shows information, as of December 1, 2005, concerning the beneficial ownership of our common stock, by:

•	each person we know to be a beneficial owner of more than 5% of our common stock;

•	each of our directors (and all nominees for director);

•	our Chief Executive Officer and our four other most highly compensated executive officers; and

•	all our directors and named executive officers as a group.

As of December 1, 2005, there were 14,927,378 shares of our common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying stock options beneficially owned by that stockholder that were exercisable or that became exercisable within 60 days of December 1, 2005. We have disregarded options held by other stockholders that are not attributed to the named beneficial owner. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by such person’s spouse under community property laws.

	Shares Beneficially Owned
Name of Beneficial Owner (1)	Number	Percent
Fidelity Management & Research Company (2)	1,499,778	10.0%
The Burton Partnership, Limited Partnership (3)	1,153,530	7.7%
Jack R. Anderson (4)	1,019,600	6.8%
Eagle Asset Management, Inc. (5)	845,745	5.7%
Ken Newman (6)	827,342	5.5%
George E. Bello (7)	558,666	3.7%
David K. White (8)	120,885	*
William H. Longfield (9)	99,832	*
James E. Buncher (10)	96,080	*
Donald E. Steen	51,316	*
John E. Pitts (11)	48,517	*
Donald W. Thayer (12)	32,439	*
Robert A. Lefton (13)	28,920	*
David K. Meyercord (14)	25,818	*
Michael R. Bowlin (15)	15,600	*
C. Thomas Smith (16)	3,000	*
All Directors and Named Executive Officers as a group (12 persons) (17)	1,908,414	12.3%

*	Less than 1% of outstanding common stock

(1)	Unless otherwise indicated, the address of each of our directors and officers listed is c/o Horizon Health, 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011.
(2)	The address of Fidelity Management & Research Company is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	The address of The Burton Partnership, Limited Partnership is P.O. Box 4643, Jackson, Wyoming 83001.
(4)	The address of Jack R. Anderson is 16475 Dallas Parkway, Suite 735, Dallas, Texas 75248. Excludes 200,000 shares of Common Stock owned by Mr. Anderson’s spouse, for which he disclaims any beneficial ownership.
(5)	The address of Eagle Asset Management, Inc. is 880 Carillon Parkway, St. Petersburg, Florida 33716.
(6)	The address of Ken Newman is 700 El Paseo, Denton, Texas 76205. Includes 224,000 shares of common stock issuable upon the exercise of vested stock options. Includes 12,000 shares of common stock held by a limited partnership in relation to which Mr. Newman serves as an officer and director of its corporate general partner. Does not include 32,018 shares of common stock held by a foundation of which Mr. Newman is a director.
(7)	Includes 48,426 shares of common stock issuable upon the exercise of vested stock options. Includes 5,440 shares of common stock issuable upon the exercise of options that become exercisable within 60 days.
(8)	Includes 87,780 shares of common stock issuable upon the exercise of vested stock options.
(9)	Includes 61,832 shares of common stock issuable upon the exercise of vested stock options. Includes 5,000 shares of common stock issuable upon the exercise of options that become exercisable within 60 days.
(10)	Includes 42,460 shares of common stock issuable upon the exercise of vested stock options. Includes 3,620 shares of common stock issuable upon the exercise of options that become exercisable within 60 days.
(11)	Includes 25,800 shares of common stock issuable upon the exercise of vested stock options.
(12)	Includes 8,000 shares of common stock issuable upon the exercise of vested stock options.
(13)	Includes 20,680 shares of common stock issuable upon the exercise of vested stock options. Includes 8,240 shares of common stock issuable upon the exercise of options that become exercisable within 60 days.
(14)	Includes 8,000 shares of common stock issuable upon the exercise of vested stock options.
(15)	Includes 13,800 shares of common stock issuable upon the exercise of vested stock options. Includes 1,800 shares of common stock issuable upon the exercise of options that become exercisable within 60 days.
(16)	Includes 3,000 shares of common stock issuable upon the exercise of vested stock options.
(17)	Includes 543,778 shares of common stock issuable upon the exercise of vested stock options held by certain directors and named executive officers. Includes 24,100 shares of common stock issuable upon the exercise of options that become exercisable within 60 days held by certain directors and named executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by these reporting persons and the written representations furnished by certain of these reporting persons, we believe that, during our 2005 fiscal year, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were complied with in a timely manner.

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has served as our independent accountants since 1991. The Audit and Compliance Committee of our Board of Directors has approved PricewaterhouseCoopers LLP as our independent registered accounting firm for the fiscal year ending August 31, 2006. We have requested that representatives of PricewaterhouseCoopers LLP attend the Annual Meeting to respond to appropriate questions from stockholders and to make any statements they wish to make.

The following table sets forth certain fees billed to us by PricewaterhouseCoopers LLP in connection with various services provided to us in fiscal years 2004 and 2005:

Fees	2004 Aggregate Fees Billed	2005 Aggregate Fees Billed
Audit Fees	$227,875	$904,104
Audit-Related Fees	$127,888	$123,023
Tax Fees	$22,000	$20,000
All Other Fees	$1,596	$1,596

•	Audit fees represent fees incurred in connection with the audits of our annual financial statements included in our Annual Reports on Form 10-K for the 2004 and 2005 fiscal years and for the review of the financial statements included in our Quarterly Reports on Form 10-Q and registration statement filings during our 2004 and 2005 fiscal years.

•	Audit-related fees represent fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements for each of the two fiscal years that are not included in the audit fees. In fiscal year 2004, these services consisted of audits of our employee benefit plans and consultation concerning accounting and financial reporting standards as well as additional consultation regarding executive compensation and Sarbanes-Oxley compliance. In fiscal year 2005, these services consisted of audits of our employee benefits plans and consultation concerning accounting and financial reporting standards, as well as consultation regarding Sarbanes-Oxley compliance and services rendered in conjunction with our offering of common stock in March 2005.

•	Tax fees were incurred in connection with tax compliance, tax advice and tax planning during the 2004 and 2005 fiscal years.

•	Other fees for 2004 and 2005 include a subscription to our independent auditors’ on-line accounting research tools and software licensing fees.

The Audit and Compliance Committee Charter requires that the committee pre-approve all audit and permissible non-audit services provided by our independent auditors. Where feasible, the committee considers and, when appropriate, pre-approves such services at regularly scheduled meetings after discussing the nature of the services to be performed and the estimated fees (when available) with management and the independent auditors. The committee also has authorized its Chairman to consider and, when appropriate, pre-approve audit and permissible non-audit services in situations where pre-approval is necessary prior to the next regularly scheduled meeting of the committee. The Chairman must report to the committee at its next meeting with respect to all services so pre-approved by him since the last committee meeting. The Audit and Compliance Committee has considered whether the non-audit services provided by PricewaterhouseCoopers LLP were compatible with maintaining the auditors’ independence for the applicable periods.

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee of our Board of Directors operates under a written charter adopted by our Board of Directors. The committee reviews the charter on an ongoing basis and believes that the charter meets the standards set forth in the applicable SEC regulations. During our 2005 fiscal year, the committee was composed of three directors, each of whom has been determined by our Board of Directors to meet the standards for independence established by NASDAQ.

As more fully described in the charter, the Audit and Compliance Committee’s primary purpose is to assist our Board of Directors in its oversight of:

•	our auditing, accounting and financial reporting processes, including the preparation of quarterly and annual financial reports by our management and the annual independent audit of our financial statements;

•	our systems of internal accounting and financial controls;

•	the qualification and independence of our independent registered public accounting firm; and

•	the implementation of our Code of Conduct and other corporate governance and compliance initiatives.

In monitoring the preparation of our financial statements, the Audit and Compliance Committee met with both management and our outside independent registered public accounting firm (the independent auditors) to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and the independent auditors advised the committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The committee’s review included a discussion of the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, “Codification of Statements on Auditing Standards,” as amended, or SAS 61. SAS 61 requires the independent auditors to discuss the following with the Audit and Compliance Committee, among other things:

•	the methods used to account for significant or unusual transactions;

•	the effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and

•	any disagreements with management over the application of accounting principals, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit and Compliance Committee has the sole authority to retain, compensate, oversee and terminate the independent auditors. The independent auditors provided the committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit and Compliance Committees). The committee also reviewed and discussed the independent auditors’ independence with them and considered whether the provisions of non-audit services to us by the independent accountants is compatible with maintaining this independence.

During the course of our 2005 fiscal year, our management completed the documentation, testing and evaluation of our systems of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and its related regulations. The Audit and Compliance Committee was kept apprised of the progress of the evaluation and provided oversight and advice to our management during the process. In connection with this oversight, the committee received periodic updates provided by management and the independent auditors at each committee meeting. At the conclusion of the process, our management provided the committee with, and the committee reviewed, a report on the effectiveness of our internal control over financial reporting.

The Audit and Compliance Committee is also responsible for overseeing all aspects of our Code of Conduct. The committee also meets periodically with our Ethics Compliance Officer and other members of our management to review and update the Code of Conduct and assess the procedures for communicating the plan and our ethical values to all of our employees.

The committee has established procedures for the submission and evaluation of concerns and complaints regarding accounting or auditing matters as part of its oversight of the scope and adequacy of our internal controls. Our Code of Conduct provides for internal reporting of issues regarding the company’s accounting, internal accounting controls and disclosure or auditing matters to our management. In addition, our stockholders and employees with concerns regarding the company’s audit and compliance plans may communicate those concerns directly to a member of the Audit and Compliance Committee, independent of management, using our toll-free ACCess Line.

On the basis of these reviews and discussions, the Audit and Compliance Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2005 for filing with the SEC.

By the Audit and Compliance Committee of the Board of

Directors,

            George E. Bello, Chairman

            James E. Buncher

            Donald E. Steen

PROPOSALS BY STOCKHOLDERS

Proposals by stockholders intended to be presented at our next annual meeting of stockholders after this Annual Meeting must be received at our executive offices no later than August 16, 2006, in order to be included in our proxy statement and the form of proxy card relating to that meeting. Any stockholder who wishes to bring a proposal before our next annual meeting, but does not wish to request that the proposal be included in our proxy materials, should provide written notice of the proposal to our Corporate Secretary at our executive offices by November 1, 2006. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested. If a stockholder fails to provide timely notice of the stockholder’s proposal, the proxies solicited by our Board of Directors for that annual meeting will confer discretionary authority to vote on any such proposal that may be presented at the meeting. For a description of the process regarding stockholder nomination of directors, see Nominating and Corporate Governance Committee under the heading of “Committees of our Board of Directors” on page 8 of this proxy statement.

OTHER BUSINESS

Our Board of Directors does not know of any other matters that will be presented for action at our 2006 Annual Meeting. However, if any other matter requiring a vote of our stockholders properly comes before the Annual Meeting, the persons named in the accompanying proxy card will vote all shares for which they are acting as proxies for or against the matter according to their own discretion and judgment.

KEN NEWMAN

            Chairman and

            Chief Executive Officer

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

HORIZON HEALTH CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 20, 2006

The undersigned hereby constitutes and appoints KEN NEWMAN and JOHN E. PITTS, each with power to act with or without the other and with full power of substitution, as Proxies of the undersigned to represent and to vote all shares of the Common Stock of Horizon Health Corporation (the “Company”) standing in the name of the undersigned, at the Annual Meeting of Stockholders of the Company to be held at the executive offices of the Company located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011, on Friday, January 20, 2006, at 11:30 a.m., Central Time, and at any and all adjournments thereof.

When properly executed, this Proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this Proxy will be voted FOR the seven nominees of the Board of Directors listed in Proposal 1. If the executed Proxy does not withhold authority to vote for the election of a nominee for director in Proposal 1, the Proxy will be deemed to grant authority to vote FOR the election of such nominee and will be so voted. The Proxies named herein are each authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

The undersigned hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is exercised by following the procedures stated in the Proxy Statement.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

HORIZON HEALTH CORPORATION

January 20, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:			2.	The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting and any and all adjournments thereof.
NOMINEES:

☐	FOR ALL NOMINEES	O Ken Newman O George E. Bello	PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Michael R. Bowlin O James E. Buncher
☐	FOR ALL EXCEPT (See instructions below)	O Robert A. Lefton O William H. Longfield O C. Thomas Smith

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares of Common Stock are owned by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

December 14, 2005

Participants Owning Horizon Common Stock

Through the Horizon Health Corporation

Employees Savings and Profit Sharing Plan

Re:	Your Opportunity to Instruct the Trustee How to Vote the Horizon Common Stock in Your 401(k) Plan Account at the Annual Meeting of Stockholders

Dear Participant:

An Annual Meeting of Stockholders (the “Annual Meeting”) of Horizon Health Corporation, a Delaware corporation (the “Company”), will be held at the executive offices of the Company located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011, on Friday, January 20, 2006, at 11:30 a.m., Central Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Only holders of record of the Common Stock of the Company at the close of business on December 1, 2005 (the “Record Date”) will be entitled to vote at the Annual Meeting.

As described below, the Trustee of the Horizon Health Corporation Employees Savings and Profit Sharing Plan (the “Plan”) hereby requests your directions as to how you want the Trustee to vote at the Annual Meeting the shares of Common Stock held in your individual Plan account at the Annual Meeting.

You should find the following items enclosed:

•	A “Proxy Statement” including a Notice of Annual Meeting of Stockholders describing the matters to be voted on at the Annual Meeting. The matter currently anticipated to be voted on at the Annual Meeting consists of the election of seven directors of the Company to serve for the ensuing year. This matter, together with other information regarding the Annual Meeting, are described in more detail in the accompanying Proxy Statement.

•	The Company’s Annual Report to Stockholders for the fiscal year ended August 31, 2005.

•	A “Voting Direction” card.

•	A pre-addressed postage-paid return envelope that you may use to return your Voting Direction card to American Stock Transfer & Trust Company, the Transfer Agent for the Common Stock of the Company (the “Transfer Agent”).

Please read the Proxy Statement for a detailed explanation of the matters to be considered and voted on at the Annual Meeting before completing your Voting Direction card. Also, please note that you do not have to complete and submit any proxy form, or otherwise grant any proxy to any person with respect to the shares of Horizon Common Stock held in your Plan account at the Record Date, since you are not the holder of record of such shares. Under the terms of the Plan, however, you have the right to direct the Trustee as to how you want the Trustee to vote such shares at the Annual Meeting. All you have to do to exercise this right is follow the instructions in this letter and in the attached Voting Direction card.

Explanation of Voting Rules of the Plan

All voting rights of shares of Horizon Common Stock held in a participant’s Plan account belong to that participant. The participant may exercise such voting rights by supplying written voting instructions to the Trustee. Under the terms of the Plan, the Trustee will vote the shares of Horizon Common Stock held in the participant’s account at the Record Date in accordance with the participant’s written instructions. Any shares of Common Stock as to which a participant does not supply to the Trustee timely voting instructions will not be voted.

Pursuant to these requirements of the Plan, the Transfer Agent is delivering this letter and the enclosed materials to you to request your direction as to how you want the Trustee to vote at the Annual Meeting the shares of Horizon Common Stock held in your individual Plan account at the Record Date.

Steps You Need to Take to Instruct the Trustee How to Vote the Shares of Horizon Common Stock Held in Your Individual Account in the Plan

Once you have reached a decision concerning how you want the shares of Horizon Common Stock held in your Plan account at the Record Date to be voted, you need to do the following:

Step 1: Mark your choice as to each such matter on the enclosed Voting Direction card, date the card, and sign it.

Step 2: Mail the Voting Direction card to American Stock Transfer & Trust Company using the enclosed pre-addressed, U.S. mail postage-paid return envelope, so that it will be received by no later than 5:00 p.m. E.S.T. on January 16, 2006.

If the Transfer Agent does not receive your Voting Direction card by January 16, 2006, or if the Transfer Agent receives your Voting Direction card by January 16, 2006, but it is not signed, the shares of Horizon Common Stock held in your Plan account at the Record Date will not be voted.

Changing or Revoking Your Voting Direction Card

If, after submitting your Voting Direction card, you want to change your vote, you must obtain a new Voting Direction card from the Transfer Agent by writing, faxing, or telephoning the Transfer Agent at the following address, phone number, or fax number:

American Stock Transfer & Trust Company

6201 15th Avenue

1st Floor Inside Delivery

Brooklyn, NY 11219

www.amstock.com

Telephone No.: (800) 937-5449

Fax No.: (718) 921-8336

By properly completing and signing and timely returning a new Voting Direction card to the Transfer Agent you will revoke any Voting Direction card previously submitted. You may also revoke your Voting Direction by notifying the Transfer Agent in a signed writing of your decision to revoke it, but in such a case, if you do not also timely submit a new Voting Direction card to the Transfer Agent, your shares will not be voted. After January 16, 2006, you may not change or revoke your Voting Direction.

Your Voting Direction Card Will Be Kept Confidential

Neither the Trustee nor the Transfer Agent will release your Voting Direction card or any copy of it, or otherwise divulge how you directed the Trustee to vote, to any person, including the Company or any of its individual officers or employees, except as the Trustee or the Transfer Agent may be compelled to do so by law.

Enclosures

Horizon Health Corporation Proxy Statement

Horizon Health Corporation Annual Report to Stockholders

Participant Voting Direction Card

EMPLOYEES SAVINGS AND PROFIT SHARING PLAN

HORIZON HEALTH CORPORATION

VOTING DIRECTION FOR ANNUAL MEETING OF STOCKHOLDERS

OF HORIZON HEALTH CORPORATION

TO BE HELD ON JANUARY 20, 2006

The undersigned hereby directs the Trustee (the “Trustee”) of the Horizon Health Corporation Employees Savings and Profit Sharing Plan (the “Plan”), to vote, at the Annual Meeting of Stockholders of Horizon Health Corporation to be held at the executive offices of the Company at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011 on Friday, January 20, 2006, at 11:30 a.m., Central Time, and at any and all adjournments thereof, all of the shares of Common Stock of Horizon Health Corporation, a Delaware corporation (“Horizon”), held in my individual Plan account as of the record date as set forth on the reverse side of this Voting Direction card.

When properly executed, this Voting Direction will be voted in the manner directed herein by the undersigned Plan participant. If no direction is given, this Voting Direction will be voted FOR the seven nominees of the Board of Directors listed in Proposal 1. If the executed Voting Direction does not withhold authority to vote for the election of a nominee for director in Proposal 1, the Voting Direction will be deemed to grant authority to vote FOR the election of such nominee and will be so voted. The Trustee is authorized to vote in its discretion upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

The undersigned hereby revokes any Voting Direction cards heretofore given. This Voting Direction may be revoked at any time before it is exercised by following the procedures stated in the Participant Direction letter accompanying this Voting Direction card.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

HORIZON HEALTH CORPORATION

January 20, 2006

Please date, sign and mail your voting direction card in the envelope provided as soon as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:			2.	The Trustee is authorized to vote in its discretion upon such other matters as may properly come before the Annual Meeting and any and all adjournments thereof.
NOMINEES:

☐	FOR ALL NOMINEES	O Ken Newman O George E. Bello	PLEASE MARK, SIGN AND DATE AND RETURN THIS VOTING DIRECTION PROMPTLY IN THE ENCLOSED ENVELOPE.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Michael R. Bowlin O James E. Buncher
☐	FOR ALL EXCEPT (See instructions below)	O Robert A. Lefton O William H. Longfield O C. Thomas Smith

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares of Common Stock are owned by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.